Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

OUTFRONT Media Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	415(a)(6)	(1)		$232,528,589			S-3 (2)	333-230366 (2)	March 18, 2019 (2)	$33,309.47 (3)
	Total Offering Amounts					$232,528,589		N/A
	Total Fees Previously Paid							$33,309.47
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
In accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities being carried forward is expressed in terms of the maximum aggregate offering price.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement only consists of the unsold $232,528,589 aggregate offering amount of common stock, par value $0.01 per share, which has been previously registered under a prospectus supplement dated November 21, 2017 and prospectus dated April 15, 2016 accompanying a Registration Statement on Form S-3 (File No. 333-210788) and under a prospectus supplement dated March 18, 2019 and prospectus dated March 18, 2019 accompanying a Registration Statement on Form S-3 (File No. 333-230366).

(3)
In connection with the registration of such unsold shares of common stock, a registration fee of $33,309.47 was paid, which will continue to be applied to such unsold securities. Accordingly, there is no additional registration fee due in connection with the filing of this prospectus supplement.

The prospectus to which this Exhibit is attached is a final prospectus for the related offering.